SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2017

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Commission File Number 0-51331

Maryland    75-3199276
(State or Other Jurisdiction    (I.R.S. Employer
of Incorporation)    Identification No.)
15W060 North Frontage Road, Burr Ridge, Illinois 60527
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 894-6900
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 27, 2017, the Board of Directors of the BankFinancial Corporation (the “Company”), approved amendments to the Company’s existing employment agreements with "Named Executive Officers" (as defined by Item 402(a)(3) of Securities and Exchange Commission Regulation S-K) F. Morgan Gasior, Paul A. Cloutier, and James J. Brennan. The amendments:

•	extended the expiration date of the terms of the employment periods established in the employment agreements from March 31, 2019 to May 31, 2020;

•
provided that the annual review process for the employment agreements will be completed by May 31st of each calendar year (or as soon as practicable thereafter), instead of within 45 days after March 31st of each calendar year;

•
replaced all references in the employment agreements to “BankFinancial, F.S.B.” with “BankFinancial, National Association,” and updated all references to former regulations of the former Office of Thrift Supervision;

•	removed disability and life insurance from the definition of “Core Plans,” making them unavailable as post-termination benefits;

•	placed a cap on the dues reimbursements provided for in the employment agreements for Messrs. Gasior, Cloutier and Brennan;

•
clarified that the term “Average Annual Compensation” as used in the employment agreements for Messrs. Gasior, Cloutier, and Brennan does not include income recognized from the receipt or exercise of equity awards, including stock options;

•
revised Mr. Gasior’s employment agreement to provide that he will have access to health insurance until he qualifies for Medicare provided that he pays the annual premiums out of his own pocket at the COBRA rate;

•
revised the employment agreement of Mr. Cloutier to provide for a cash insurance expense stipend if the insurer will not allow him to remain in the Bank’s health insurance plan after his employment ends or until he becomes eligible for other group health insurance or Medicare;

•
revised Mr. Brennan's employment agreement to remove the post-termination health insurance provision, permit reductions in Mr. Brennan’s base salary with his prior written consent and define full-time employment to mean at least thirty (30) combined on-site and off-site hours per week, or at least one hundred and thirty (130) combined on-site and off-site hours in a calendar month.

The employment agreements between the Company and Messrs. Gasior, Brennan and Cloutier were filed as Exhibits 10.1 through 10.3 to the Report on Form 8-K of the Company filed with the Securities and Exchange Commission on October 20, 2008.
The forms of the amendments are attached as Exhibits 10.1 through 10.3.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.    Description

10.1	Amendment No. 2 to the Amended and Restated Employment Agreement Between BankFinancial Corporation with F. Morgan Gasior

10.2	Amendment No. 2 to the Amended and Restated Employment Agreement Between BankFinancial Corporation with Paul A. Cloutier

10.3	Amendment No. 2 to the Amended and Restated Employment Agreement Between BankFinancial Corporation with James J. Brennan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:	August 1, 2017	BANKFINANCIAL CORPORATION
		By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to the Amended and Restated Employment Agreement Between BankFinancial Corporation with F. Morgan Gasior
10.2	Amendment No. 2 to the Amended and Restated Employment Agreement Between BankFinancial Corporation with Paul A. Cloutier
10.3	Amendment No. 2 to the Amended and Restated Employment Agreement Between BankFinancial Corporation with James J. Brennan